EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our report dated February 9, 2001, incorporated by reference in the Annual Report of Frontier Oil Corporation on Form 10-K for the year ended December 31, 2000 into Frontier Oil Corporation’s previously filed Registration Statement No. 33-15598 on Form S-8.

ARTHUR ANDERSEN LLP

Houston, Texas
March 2, 2001